                                                                  EXHIBIT 23.2



                         CONSENT OF INDEPENDENT AUDITORS



         We consent to the incorporation by reference in the Prospectus constituting part of this Amendment No. 3 to the Registration Statement on Form S-4 of our report dated July 2, 2004 with respect to the consolidated financial statements of RPM International Inc. included in the Annual Report on Form 10-K for the year ended May 31, 2004 and our report on the Financial Statement Schedules, which appears in such Annual Report on Form 10-K. We also consent to the reference to our firm made under the heading "Independent Accountants" in the Prospectus.




                                         /s/Ciulla, Smith & Dale, LLP
                                         ----------------------------
                                         CIULLA, SMITH & DALE, LLP



Cleveland, Ohio

March 17, 2005